CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 on Form S-3 of Registration Statement No. 333-169559 of our reports dated March 26, 2010 relating to the consolidated financial statements as of and for the year ended December 31, 2009 of Sun Life Assurance Company of Canada (U.S.) (the “Company”) (which expresses an unqualified opinion and includes an explanatory paragraph, relating to the Company changing its method of accounting and reporting for other-than-temporary impairments in 2009 and changing its method of accounting and reporting for the fair value measurement of certain assets and liabilities in 2008, as discussed in Note 1 and Note 5, respectively, of the consolidated financial statements), dated March 27, 2007 relating to the consolidated financial statements as of and for the year ended December 31, 2006 of Sun Life Assurance Company of Canada (U.S.) (which expresses an unqualified opinion and includes an explanatory paragraph, relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, as discussed in Note 1 of the consolidated financial statements), and dated March 27, 2007 relating to the consolidated financial statements as of and for the year ended December 31, 2006 of Sun Life Insurance and Annuity Company of New York (which expresses an unqualified opinion and includes an explanatory paragraph, relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, as discussed in Note 1 of the consolidated financial statements) and to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Amendment.

/s/DELOITTE & TOUCHE LLP
Boston, Massachusetts
January 7, 2011